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AIM MODERATELY CONSERVATIVE ALLOCATION FUND                        SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   12/31/2009
FILE NUMBER :        811-2699
SERIES NO.:          28

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
72DD.        1  Total income dividends for which record date passed during the period. (000's Omitted)
                Class A                                  $ 1,849
             2  Dividends for a second class of open-end company shares (000's Omitted)
                Class B                                  $   351
                Class C                                  $   575
                Class R                                  $   108
                Class Y                                  $     3
                Institutional Class                      $     1

73A.            Payments per share outstanding during the entire current period: (form nnn.nnnn)
             1  Dividends from net investment income
                Class A                                   0.4419
             2  Dividends for a second class of open-end company shares (form nnn.nnnn)
                Class B                                   0.3766
                Class C                                   0.3766
                Class R                                   0.4203
                Class Y                                   0.4730
                Institutional Class                       0.4730

74U.         1  Number of shares outstanding (000's Omitted)
                Class A                                    4,400
             2  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
                Class B                                      982
                Class C                                    1,581
                Class R                                      276
                Class Y                                        7
                Institutional Class                            3

74V.         1  Net asset value per share (to nearest cent)
                Class A                                  $  9.35
             2  Net asset value per share of a second class of open-end company shares (to nearest cent)
                Class B                                  $  9.30
                Class C                                  $  9.32
                Class R                                  $  9.34
                Class Y                                  $  9.34
                Institutional Class                      $  9.37
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